Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-283721 on Form S-3 and Registration Statement No. 333-275126 on Form S-8 of our report dated March 27, 2025, relating to the financial statements of Allurion Technologies Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 27, 2025